August 9, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Commissioners:

We have read the statements made by e.Deal.net, Inc. (the "Company"), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 7, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/Berenfeld, Spritzer, Shechter & Sheer
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BERENFELD, SPRITZER, SHECHTER & SHEER


Fort Lauderdale, Florida
March 12, 2002